                                                                     EXHIBIT 4.3





         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


NO. 1                                                           $_______________

                 6% CONVERTIBLE DEBENTURE DUE DECEMBER 30, 2001


         THIS CONVERTIBLE DEBENTURE ("Debenture") is one of a duly authorized issue of Debentures of Oncor, Inc., a corporation duly organized and existing under the laws of the State of Maryland and having its principal address at 209 Perry Parkway, Gaithersburg, Maryland 20877 (the "Company"), designated as its 6% Convertible Debentures Due December 30, 2001 (as such date may be extended pursuant to Section 5(a)(ii) below) in an aggregate principal amount not exceeding Ten Million U.S. Dollars (U.S. $10,000,000) (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to ______________________, having an address at ______________________, the holder hereof, or its order (the "Holder"), the principal sum of ______________________ United States Dollars (U.S. $_______) on December 30,
2001 (as adjusted from time to time as provided herein and in the Registration Rights Agreement, the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture ("Outstanding Principal Amount"), at the rate of 6% per annum due and payable semi-annually in arrears on the 30th day of June and December of each year (each an "Interest Payment Date"), with the first such payment due on June 30, 1997. Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if the transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement, dated as of December 30, 1996, between the Company and the Holder (as amended from time to time and in effect, the "Subscription Agreement"). The principal of and interest on this Debenture are payable in United States Dollars at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time; provided, however, that, in lieu of paying such interest in United States Dollars, the Company may, at its option, pay interest on this Debenture for any Interest Payment Date by adding the amount of such interest to the Outstanding Principal Amount due under this Debenture ("PIK Interest") pursuant to a statement in the form of Exhibit A hereto ("PIK Statement") delivered by the Company to the Holder on or prior to the applicable Interest Payment Date. If the cash interest due hereunder is not paid to the Holder by the applicable Interest Payment Date, then the Holder shall be entitled to the addition of PIK Interest hereunder and to the delivery of a PIK Statement with respect thereto. Any PIK Interest when so added to the Outstanding Principal Amount due under this Debenture shall, for all purposes of this Debenture, be deemed to have been part of the principal indebtedness originally evidenced by this Debenture including, without limitation, for purposes of determining interest thereafter payable hereunder and amounts thereafter convertible into Common Stock hereunder. Subject to the conversion hereof, in whole or in part, on or before the Maturity Date pursuant to Paragraph 5 hereof, the Company will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, to the Holder of this Debenture as of the tenth (10th) day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register.

         This Debenture is subject to the following additional provisions:

         1. Exchange. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different denominations, of not less than $50,000 (or the total principal amount, if less than $50,000) each as requested by the Holder surrendering the same. No service charge will be made for such exchange.

         2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws and in accordance with other applicable provisions hereof. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is then overdue, and the Company shall not be affected by notice to the contrary.

         3. Definitions. For purposes hereof, the following terms shall have the following meanings:

                 "Closing Date" shall mean the date of original issuance of this Debenture.

                 "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

                 "Conversion Date Market Price" shall mean, at any Holder Conversion Date, the lesser of (i) an amount that is equal to the percentage set forth in the table below (the "Applicable Percentage") opposite the period in which the Holder Conversion Date shall have occurred of the average Market Price for Shares of Common Stock for the five trading days immediately preceding the Holder Conversion Date, subject to adjustment as set forth in
Section 6 of the Registration Rights Agreement, (ii) the Maximum Conversion
Price.

                 Holder Conversion Date                                  Applicable Percentage
                 ----------------------                                  ---------------------
                 0 to 60 days after Closing Date                                  100%
                 61 to 90 days after Closing Date                                  85%
                 91 to 120 days after Closing Date                               82.5%
                 121 days or more after Closing Date                               80%

                 "Conversion Deficiency" shall have the meaning set forth in Paragraph 9(b).

                 "Conversion Notice" shall have the meaning set forth in Paragraph 5(c).

                 "Conversion Rate" shall have the meaning set forth in Paragraph 5(b).

                 "Equity Offerings" shall mean the issuance or sale by the Company of any Common Stock or securities which are convertible into or exchangeable for Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any such convertible or exchangeable securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Exchange Act Reports).

                 "Holder Conversion Date" shall have the meaning set forth in Paragraph 5(c).

                 "Market Price for Shares of Common Stock" shall mean the price of one share of Common Stock determined as follows:

                          (i)     If the Common Stock is listed on the
Exchange, the lowest sales price on the date of valuation, excluding any sales made by the Holder or any affiliate of the Holder, as reported in the Wall Street Journal; or

                          (ii)    If the Common Stock is listed on any other
national securities exchange, the lowest sales price on the date of valuation, excluding any sales made by the Holder or any affiliate of the Holder, as reported in the Wall Street Journal; or

                          (iii)   If neither (i) nor (ii) apply, but the Common
Stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the lowest sales price on the date of valuation, excluding any sales made by the Holder or any affiliate of the Holder, as reported in the Wall Street Journal; or

                          (iv)    If none of clause (i), (ii) or (iii) above
applies, the market value as determined by an independent nationally recognized investment banking firm or financial advisor retained in good faith by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                 "Maximum Conversion Price" shall mean Five United States Dollars ($5.00) per share of Common Stock, subject to adjustment in Section 6 of the Registration Rights Agreement. Each time the Conversion Date Market Price is reduced pursuant to Section 9 of the Registration Rights Agreement or Paragraph 7 hereof, such reduced price shall become the Maximum Conversion Price for all purposes of this Debenture.

                 "Paragraph 4 Transaction" shall mean a merger, consolidation, or other transaction referred to in Paragraph 4.

                 "Redemption Date" shall have the meaning set forth in Paragraph 6(c).

                 "Registration Rights Agreement" shall have the meaning set forth in the Subscription Agreement.

                 "Subscription Agreement" shall mean the Subscription Agreement, dated December 30, 1996, between the Company and the Subscriber to the original issue of the Debentures and the Warrants, as such Subscription Agreement may be amended from time to time.

                 "Warrants" shall have the meaning set forth in the Subscription Agreement.

                 Other terms defined in the Subscription Agreement and not otherwise defined herein shall have the same meanings herein as are set forth for such terms in the Subscription Agreement.

         4. Merger; Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation) or any other corporate reorganization or similar transaction or series of related transactions in which greater than 50% of the Company's voting power is transferred (a "Paragraph 4 Transaction"), the Holder of this Debenture, to the extent then outstanding shall participate in any such transaction as a class with common stockholders of the Company on the same basis as if this Debenture had been converted one day prior to the record date or effective date of such Paragraph 4 Transaction; provided, however, that if a Paragraph 4 Transaction or the record date for determination of the Company's stockholders entitled to participate in such Paragraph 4 Transaction shall occur at any time before the first anniversary of the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement, then, at the option of the Holder of this Debenture, such Holder may treat the effective date of such Paragraph 4 Transaction as a Redemption Date and shall be entitled to receive the redemption price with respect to such Redemption Date as is provided in Paragraph 6. Such Holder shall be entitled to make such election at any time up to ten (10) trading days after the closing date of the Paragraph 4 Transaction. Nothing in this Section 4 shall prohibit the Holder from converting any part or all of this Debenture in accordance with the terms hereof, up to and including the closing date of the Paragraph 4 Transaction.

         5. Conversion. This Debenture is subject to conversion as follows:

                 (a) (i) Holder's Right to Convert. This Debenture shall be convertible at any time and from time to time, in whole or in part, but not in an amount less than $50,000 of the Outstanding Principal Amount of this Debenture (unless such amount represents the entire Outstanding Principal Amount), at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock.

                          (ii) Automatic Conversion.  At maturity of this
Debenture, the principal indebtedness then outstanding hereunder (including without limitation all PIK Interest then included therein) shall automatically be converted into fully paid, validly issued and nonassessable shares of Common Stock and, except for the Holder's right to receive the Common Stock into which this Debenture is automatically so converted, this Debenture shall be deemed to have been canceled whether or not surrendered upon such automatic conversion. The maturity date set forth on the face page of this Debenture shall be extended by that number of days equal to twice the number of days for which the Holder shall be subject to any market stand-off pursuant to Section 9 of the Registration Rights Agreement

                          (iii) Accrued But Unpaid Interest.  Notwithstanding
anything in this Debenture to the contrary, the Outstanding Principal Amount of this Debenture on any Holder Conversion Date shall include, without limitation, all accrued but unpaid interest under this Debenture.

                 (b) Conversion Price for Holder Converted Shares. The Outstanding Principal Amount of this Debenture that is converted into shares of Common Stock shall be convertible into the number of shares of Common Stock determined in accordance with the following formula:

                                     P + I
                        --------------------------------
                          Conversion Date Market Price

                 P =      principal amount of this Debenture submitted for
                          conversion
                 I =      accrued but unpaid interest on the principal amount of
                 this Debenture submitted for conversion as of the Holder Conversion Date

         The number of shares of Common Stock into which the Outstanding Principal Amount of this Debenture, and interest accrued but unpaid thereon, may be converted pursuant to this paragraph is hereafter referred to as the "Conversion Rate."

                 (c) Mechanics of Conversion. In order to convert this Debenture (in whole or in part) into full shares of Common Stock, the Holder shall surrender this Debenture, duly endorsed, by either overnight courier or 2-day courier, to the Company, and, in case of any conversion pursuant to
Section 5(a)(i), shall give written notice in the form of Exhibit B hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company that the Holder elects to convert the principal amount of this Debenture specified therein, which notice and election shall be irrevocable by the Holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion unless (i) this Debenture evidencing the principal amount of this Debenture to be converted is delivered to the Company as provided above, or the Holder notifies the Company that this Debenture has been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Debenture, and (ii) the Company is provided with a replacement Debenture which represents the portion of the principal amount of this Debenture which is not being submitted for conversion; and provided, further, that each Conversion Notice shall provide for the Holder's election to convert either (A) at least $50,000 of the Outstanding Principal Amount of this Debenture, or (B) if such Outstanding Principal Amount shall then be less than $50,000, the entire Outstanding Principal Amount.

                          Upon receipt of any Conversion Notice, the Company
shall immediately verify the Holder's calculation of the Conversion Rate. In the case of any Conversion Notice given by the Holder or in the case of automatic conversion pursuant to Paragraph 5(a)(ii), the Company shall use its best efforts to issue and deliver within two (2) business days after delivery to the Company of the Debenture, or after receipt of such agreement and indemnification, to such Holder or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled, together with a Debenture for the principal amount not submitted for conversion, the form of which shall have been provided to the Company prior to the Company's delivery of a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled. The date on which the Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Holder Conversion Date or on the Maturity Date, as the case may be.

                 (d) Limitations on Conversion. In connection with a conversion of this Debenture effected pursuant to the terms of this Section 5, in no event shall the Company issue to the Holder more than that number of shares of Common Stock which, together with the Common Stock (i) theretofore issued upon conversion of Debentures (including Additional Shares) and exercise of Warrants and (ii) reserved for issuance upon exercise of then unexercised Warrants, would exceed 4,761,230 shares of Common Stock, as such number is adjusted from time to time pursuant to the provisions hereof (the "Maximum Share Amount"). Once the Maximum Share Amount has been issued, the remaining Outstanding Principal Amount shall be immediately due and payable by the Company to the Holder in immediately available funds at an amount equal to the Redemption Price.

                 (e)      (i)     Additional Shares of Common Stock.  In
connection with a conversion of any Debenture in the aggregate principal amount of $50,000 or greater effected pursuant to the terms of this Paragraph 5, if the Conversion Date Market Price shall be equal to or greater than $4.00 (the "Minimum Additional Share Price"), subject to adjustment from time to time as set forth in Paragraph 7 hereof, then, in addition to and not in lieu of the shares of Common Stock issuable by reason of any Conversion Notice given by the Holder on such Holder Conversion Date or by reason of automatic conversion pursuant to Paragraph 5(a)(ii), such Holder may, by written notice to the Company on the Holder Conversion Date, purchase from the

Company, at a price per share equal to the Conversion Date Market Price, up to one (1) share of Common Stock (each an "Additional Share" and, collectively, with all such other shares so purchased and sold hereunder, "Additional Shares") for each share of Common Stock issuable to such holder by reason of any Conversion Notice given by the Holder on such Holder Conversion Date or by reason of automatic conversion pursuant to Paragraph 5(a)(ii), and failure to exercise the right to purchase Additional Shares on the Holder Conversion Date shall result in forfeiture of such right. The total price for such Additional Shares so to be issued incident to such a Conversion Notice or automatic conversion shall be paid by such Holder by wire transfer of immediately available federal funds to such account as the Company shall specify in writing to such Holder, and upon receipt of such payment, the Company shall promptly and in no event later than two (2) days issue the certificate or certificates therefor pursuant to this Paragraph 5 hereof.

                          (ii)    Second Warrant.  On any date the Holder
purchases Additional Shares pursuant to Paragraph 5(e)(i), the Holder shall receive a Common Stock purchase warrant, in the form attached hereto as Exhibit C (the "Second Warrant"), exercisable for an additional number of shares of Common Stock equal to the aggregate purchase price of Additional Shares paid by the Holder on such date, divided by $40.00, at an exercise price equal to 135% of the average Market Price for Shares of Common Stock for the five trading days immediately preceding the Holder Conversion Date.

         6. Redemption. The Company shall have the following redemption obligations.

                 (a) Company's Obligation To Redeem. Any portion of this Debenture which, at any time on or before the Maturity Date, shall become eligible for redemption under any provision of this Agreement shall, at the Holder's option expressed by notification to the Company (a "Redemption Notice"), be redeemed by the Company in accordance with this Section 6.

                 (b) Redemption Price. The redemption price for the portion of this Debenture being redeemed shall equal the greater of (i) the closing market price on the Exchange on the day on which the Redemption Notice was delivered to the Company, multiplied by the number of shares into which such portion of this Debenture could have been converted on such day pursuant to Section 5, and (ii) 110% of the Outstanding Principal Amount of this Debenture being so redeemed, plus accrued but unpaid interest on such amount to the date of redemption (such greater price being referred to as the "Redemption Price").

                 (c) Mechanics of Redemption. In the event the Company shall be required to redeem any part or all of the Outstanding Principal Amount of the Debentures, the Company shall send by either overnight courier or 2-day courier

(with a copy sent by facsimile) notice of such determination to the record Holders of the Debentures being redeemed (the "Redemption Debentures"). If the Company shall not have the funds available to pay the aggregate Redemption Price of all Redemption Debentures, then, without limiting the Company's obligation to redeem all Redemption Debentures, such redemption shall be made from each Holder, pro rata according to the portion of the total Outstanding Principal Amount of all Redemption Debentures then held by each Holder. The notice shall provide that the redemption shall occur on a date (the "Redemption Date") that is no later than seven (7) business days after the date such notice was sent by confirmed facsimile to such record Holders. On the Redemption Date the Redemption Debentures shall be redeemed automatically without any further action by the Holders of such Debentures and whether or not the Debentures are surrendered to the Company; provided, that the Company shall be obligated to pay the cash consideration due to a Holder of such Debentures upon redemption when such Debentures are either delivered to the principal office of the Company or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture. Thereupon, there shall be promptly issued and delivered to such Holder, within seven (7) business days after the Redemption Date and delivery to the Company of such Debentures, or after receipt of such agreement and indemnification, at the address of such Holder on the books of the Company, payment in immediately available funds to the name as shown on the books of the Company in the amount of the redemption price as calculated as set forth in Paragraph 6(b).

         (d) Suspension of Redemption. If the Company is unable to pay the aggregate Redemption Price for any redemption of Debentures required by Section 5(d), the Company may, by notice to the Holder, suspend such redemption for a period of up to 60 days if the Company (i) decides to seek approval of its stockholders of the issuance of such additional number of shares of its Common Stock as will enable full conversion of all the Debentures into Common Stock at all times on or before the Maturity Date in accordance with the terms thereof,
(ii) pursues such approval with all due diligence during such suspension and
(iii) obtains such approval within such 60 days. Upon receipt of such approval, the Company will notify the Holder. Thereafter, the Company will, upon the request of the Holder, either (i) immediately cause to be delivered to the Holder the greater of (A) the number of shares of Common Stock issuable upon conversion of the outstanding portion of the Debentures as if converted on the original conversion date, (B) the number of shares of Common Stock issuable upon conversion of the outstanding portion of the Debentures as of the date of such approval, or (ii) return the Debenture to the Holder.

         7.      Stock Splits: Dividends, Adjustments, Reorganizations.

                 (a) Stock Splits and Combinations. The Company shall not effect or fix a record date for any stock split, subdivision or combination with an effective date within five (5) trading days of a Redemption Date, the receipt of a Conversion Notice, or the effective date of a Paragraph 4 Transaction.

                 (b) Certain Dividends and Distributions. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, with an effective date within five (5) trading days of a Redemption Date, the receipt of a Conversion Notice, or the effective date of a Paragraph 4 Transaction.

                 (c) Subdivisions, Combinations, etc. If the Company shall subdivide its outstanding Common Stock, by split-up, spin-off, or otherwise, or combine its outstanding Common Stock, then the Conversion Rate in effect as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately adjusted.

                 (d) Adjustment for Dividends and Distributions. In the event the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (including, without limitation, rights to acquire Common Stock or such other securities), then and in each such event provision shall be made so that the Holders of Debentures shall receive upon conversion thereof pursuant to Paragraph 5 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Company to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities, had such Holder thereafter, during the period from the date of such event to and including the Holder Conversion Date, retained such securities, subject to all other adjustments called for during such period under this Paragraph 7 with respect to the rights of the Holders of the Debentures. For purposes of this Paragraph 7(d), the number of shares of Common Stock so receivable upon conversion by the Holder shall be deemed to be that number which the Holder would have received upon conversion of the entire Outstanding Principal Amount hereof if the Holder Conversion Date had been the day preceding the date upon which the Company announced the making of such dividend or other distribution.

                 (e) Adjustment for Merger, Reorganization; etc. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether in connection with a merger or consolidation, by recapitalization, reclassification, reorganization or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 7 or a merger or consolidation provided for in Paragraph 4), then and in each such event each Holder of Debentures shall have the right thereafter to convert such Debenture into the kind of securities receivable upon such merger, recapitalization, reclassification or other change, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                 (f) Conversion Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, its Common Stock or any such convertible securities (other than issuance of the Warrants and shares of Common Stock pursuant to the exercise thereof, shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Exchange Act Reports, but including, without limitation, any such issuance in a Paragraph 4 Transaction) at an effective purchase price per Common Share which is less than the Conversion Date Market Price or the Minimum Additional Share Price, whichever is lower, then the Conversion Date Market Price and the Minimum Additional Share Price shall thereafter be equal to the lesser of (i) the lowest effective purchase price per Common Share in such offering or sale, and (ii) the Conversion Date Market Price or the Minimum Additional Share Price determined as set forth in the definitions thereof. For purposes of the foregoing, the amount of consideration received by the Company for any such issuance or sale, other than cash, shall be the fair market value thereof as determined by the Company's Board of Directors or, at the option of the Holders of Debentures evidencing 50% or more of the principal indebtedness then evidenced thereby, by an investment banker or other appraiser selected by such Holders and reasonably acceptable to the Company.

                 (g) Disputes. In the event of a reasonable, good faith dispute between a Holder of Debentures and the Company with respect to the adjustments required by Paragraphs 7(c), (d), (e) or (f), then, at the option of either the Holders of Debentures evidencing 50% or more of the principal indebtedness evidenced by all Debentures held by Holders involved in such dispute or the Company, the dispute shall be submitted to the American Arbitration Association for resolution according to the then applicable rules thereof. The cost of such proceeding shall be shared 50% by the Holder or Holders involved in the dispute and 50% by the Company, except that each party shall bear its own legal and other expenses.

         8. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

         9.      Reservation of Stock Issuable Upon Conversion.

                 (a) Reservation Requirement. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures (including the Additional Shares) or upon exercise of Warrants; provided, however, that the number of shares so reserved shall at all times be at least 4,761,230 shares, of which 250,000 shares shall be so reserved, first, for issuance upon exercise of the First Warrants and, second, for issuance upon conversion of Debentures (including Additional Shares) and upon exercise of the Second Warrants if and to the extent the First Warrants expire unexercised. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures (including the purchase of Additional Shares) and exercise of Warrants (provided, that in no event shall the number of shares so reserved be less than the maximum number required to satisfy remaining conversion rights on the unconverted Debentures and remaining exercise rights under any Warrants) and the number of shares so reserved shall be increased or decreased proportionally to reflect stock splits, stock dividends, distributions or subdivisions or combinations of Common Stock.

                 (b) Conversion Deficiency. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a Holder of Debentures upon receipt of a Conversion Notice or automatic conversion on the Maturity Date, each Holder of the Debentures shall have the right to demand from the Company immediate redemption of any portion of the Debentures with respect to which the Company does not have a sufficient number of shares available to satisfy such conversation obligations, in cash at the Redemption Price pursuant to Section 6 hereof.

         10. No Impairment. The Company shall not intentionally take any action which would impair the contractual rights and privileges of the Debentures set forth herein or of the Holders thereof.

         11. Holders' Rights if Shares are Delisted or if Trading in Common Stock is Suspended. In the event that at any time on or after the date hereof and prior to the fifth anniversary of the Closing Date, trading in the shares of the Company's Common Stock is suspended on the Exchange for a period of five consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such Shares are delisted and not relisted within twenty (20) days thereafter, then, at a Holder's option, the Company shall redeem such Holder's Debentures on a Redemption Date designated by such Holder, and at the Redemption Price and in accordance with Section 6 hereof.

         12. Limitations on Holder's Obligation to Convert. Notwithstanding anything to the contrary contained herein, no Holder shall be required to convert any part of this Debenture in excess of the portion then convertible into that number of shares of Common Stock specified in the Holder's representation to the Company that, after giving effect to the shares of the Company's Common Stock to be issued pursuant to such Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by the Holder, together with all shares of the Company's Common Stock deemed beneficially owned by the Holder's "affiliates" as defined in Rule 144 of the Act, would exceed 4.9% of the total issued and outstanding shares of the Company's Common Stock.

         13. Obligations Absolute. No provision of this Debenture, other than conversion as provided herein, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

         14. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         15. Replacement Debentures. In the event that the Holder notifies the Company that its Debenture has been lost, stolen or destroyed, a replacement Debenture identical in all respects to the original Debenture (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture) shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Debenture and provided that the Company is provided a form of Debenture for such replacement purposes.

         16. Payment of Expenses. The Company agrees to pay all debts and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in enforcing the provisions of this Debenture and/or collecting any amount due under this Debenture, the Subscription Agreement or the Registration Rights Agreement.

         17. Defaults. If one or more of the following events (hereinafter called "Events of Default") shall occur:

                 (a) The Company shall default in the payment (whether in cash or by the issuance of a PIK Statement) of interest on this Debenture, and such default shall continue for five (5) business days after the due date thereof; or

                 (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate, financial statements or press releases of the Company heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or (when taken together with other information furnished by or on behalf of the Company, including Exchange Act Reports) misleading in any material respect at the time made; or

                 (c) The Company shall fail to perform or observe any covenant or agreement in the Subscription Agreement, the Registration Rights Agreement or any of the issued and outstanding Warrants, or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture (including without limitation any failure to make any payments upon redemption of this Debenture and any failure to issue shares of Common Stock, including any Additional Shares, or the Second Warrants upon conversion of this Debenture), and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

                 (d) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                 (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within forty-five (45) days after such appointment; or

                 (f) Any governmental agency or any court of competent jurisdiction shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within forty-five (45) days thereafter, or

                 (g) Any money judgment, writ or warrant of attachment or similar process in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of forty-five (45) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or

                 (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within forty-five (45) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter prior to the date on which all continuing Events of Default have been cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare this Debenture immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, the Debenture shall be redeemed at a redemption price per Debenture equal to the redemption price provided in Paragraph 6(b).

         18. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         19. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and a majority-in-interest of the Holders.

         20. Assignment, Etc. The Holder may, subject to compliance with the Subscription Agreement, without notice, transfer or assign this Debenture or any interest herein (but in no event in an amount less than $50,000 in Outstanding Principal Amount or, if less than $50,000, the total Outstanding Principal Amount hereof) and may mortgage, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof, and each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to so transfer or assign its interest; provided, however, that (i) without the Company's consent, neither the Holder nor any such assignee, transferee or mortgagee may transfer or assign this Debenture or any part hereof to any direct competitor of the Company, and (ii) before the Registration Statement contemplated by the Registration Rights Agreement becomes effective, Holder will furnish the Company with an opinion of counsel to the effect that such assignment, transfer, mortgage or other encumbrance is exempt from the registration requirements under the Securities Act. Each such assignee, transferee and mortgagee shall have all of the rights and obligations of the Holder under this Debenture. The Company agrees that, subject to compliance with the Subscription Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holders' assignee, all principal, interest, and other amounts which are then due and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

         21. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

         22. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid with a copy in each case sent on the same day to the party by facsimile, Federal Express or other such expedited means to said party at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail or facsimile, when actually received by the party to whom it is addressed. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

         23. Choice of Law and Venue: Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The Company hereby
(i) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Debenture and
(ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                      Dated:  December 30, 1996

                                      ONCOR, INC.


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------------
                                      209 Perry Parkway
                                      Gaithersburg, Maryland 20877

ATTEST:



----------------------------

                                                                       EXHIBIT C





         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


         Right to Purchase ___________ Shares of Common Stock of Oncor, Inc.


                           -------------------------

                         Common Stock Purchase Warrant

         Oncor, Inc., a Maryland corporation having an address at 209 Perry Parkway, Gaithersburg, Maryland 20877, (the "Company"), hereby certifies that for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ___________________, having an address at __________________________________
("Purchaser") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time after the date hereof and ending sixty (60) months after the date hereof ________________________ (________) shares of fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), at the Purchase Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 herein.

         1.      Definitions.

                 (a) the term "Warrant" shall mean this Common Stock Purchase Warrant, sometimes referred to in the Agreement as the First Warrant.

                 (b) the term "Warrant Holder" shall mean the Purchaser or any assignee of all or any portion of this Warrant at any given time who, at the time of assignment, acquired the right to purchase at least 1000 Warrant Shares (such number being subject to adjustment after the date hereof pursuant to Section 5 herein.)

                 (c) the term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

                 (d) the term "Purchase Price" shall mean Five United States Dollars ($5.00) per share of Common Stock.

                 (e) the term "Act" shall mean the Securities Act of 1933, as amended.

                 (f) the term "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                 (g) the term "SEC" or "Commission" shall mean the Securities and Exchange Commission or any successor agency.

                 (h) the term "Rule 144" shall mean Rule 144 promulgated under the Act, as amended, and any successor rules promulgated under the Act.

                 (i) other terms used herein which are defined in the Subscription Agreement (the "Agreement") between the Company and the Purchaser shall have the same meanings herein as therein.

         2.      Exercise of Warrant.

         This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by surrender of this Warrant, together with the form of subscription at the end hereof duly executed by the Warrant Holder, and delivery of the Purchase Price for such Warrant Shares to the Company, at the Company's principal office. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, after receipt by it of a form of Warrant reflecting such adjusted Warrant Shares, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.



         3.      Delivery of Stock Certificates.

                 (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within two (2) business days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise.

                 (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then the number of Warrant Shares for which this Warrant shall have been exercised shall be rounded up or down to the nearest whole number of Warrant Shares.

         4.      Covenants Of the Company.

                 (a) The Company shall use its reasonable best efforts to insure that a Registration Statement under the Act covering the issuance of the Warrant Shares and the resale or other disposition thereof by the Warrant Holder is effective as provided in the Registration Rights Agreement.

                 (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation the notification of the National Association of Securities Dealer, Inc., for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

                 (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on the Exchange and shall not amend its Certificate of Incorporation or By-laws so as to adversely affect in any material way any rights of the Warrant Holder under this Warrant.

                 (d) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

                 (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                 (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Warrant Holder to sell securities of the

Company to the public without registration, the Company agrees to use its reasonable best efforts to:

                 (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                 (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                 (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         5. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

                 (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

                 (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable or exercisable for Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

                 (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the Company shall decrease the per share Purchase Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors.

                 (d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be.

                 (e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                 (f) Purchase Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, its Common Stock or any such convertible or exchangeable securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Exchange Act Reports) at an effective purchase price per share which is less than the Purchase Price then in effect or the fair market value (as hereinabove defined), whichever is lower, of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, including, without duplication, those deemed to have been issued under any provision of the Debentures and the Warrants, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value or Purchase Price, as the case may be, then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale including, without duplication, those deemed to have been issued under any provision of the Debentures and Warrants. For purposes of the foregoing fraction, Common Stock outstanding shall include, without limitation, any Equity Offerings (as defined in the Debentures) then outstanding, whether or not they are exercisable or convertible when such fraction is to be determined.

         In the event of any such issuance for a consideration which is less than such fair market value and also less than the Purchase Price then in effect, then there shall be only one such adjustment by reason of such issuance, such adjustment to be that which results in the greatest reduction of the Purchase Price computed as aforesaid. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares shall be the same as the aggregate Purchase Price in effect just prior to such adjustments.

         6. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

         7. Notice of Adjustments; Notices. Whenever the Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

         8. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, upon receipt by it of a form of Warrant reflecting the terms of the new Warrant, at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10.     Specific Enforcement; Consent to Jurisdiction.

                          (a)  The Company and the Warrant Holder acknowledge
and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                          (b)  Each of the Company and the Warrant Holder (i)
hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

         11. Entire Agreement; Amendments. This Warrant, the Exhibits hereto and the provisions contained in the Agreement, the Registration Rights Agreement or the Debentures and incorporated into this Warrant and the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         12. Restricted Securities. Sections 4.5, 5.1, 5.2 and 5.3 of the Agreement are incorporated herein by reference and hereby made a part hereof.

         13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or receipt by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                 to the Company:

                                  Oncor, Inc.
                                  209 Perry Parkway
                                  Gaithersburg, Maryland 20877
                                  Attn: President
                                  Fax:  (301) 330-3940
                 with copies to:

                                  Brobeck, Phleger & Harrison LLP
                                  1301 Avenue of the Americas, 30th Floor
                                  New York, NY 10019
                                  Attn:  Alexander D. Lynch, Esq.
                                  Fax:    (212) 586-7878

                 to the Warrant Holder:





                 with copies to:

                                  Promethean Investment Group, L.L.C.
                                  40 West 57th Street
                                  Suite 1520
                                  New York, NY  10019
                                  Attn:  Thomas Lumsden
                                  Fax:  (212) 698-0505

Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days prior written notice of such changed address to the other party hereto.

         14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         15. Expiration. The right to exercise this Warrant shall expire sixty (60) months after the date hereof.

                           [Signatures on next page.]

Dated:  December 30, 1996                ONCOR, INC.


                                         By:
                                            -----------------------------------
                                         Title:
                                                -------------------------------

[CORPORATE SEAL]

Attest:

By:
   -----------------------
Its:

                                         NAME OF INVESTOR:


                                         -----------------------
                                         By its: Director and
                                                   Authorized Signatory


                                         By:
                                            -----------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               --------------------------------

                            FORM OF WARRANT EXERCISE
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

TO
   -------------------------

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _________ shares of Common Stock of Oncor, Inc., a Maryland corporation (the "Company"), and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _________________, whose address is __________________.


Dated:
                                           ----------------------------------

                                           (Signature must conform to name of
                                           holder as specified on the face of
                                           the Warrant)

                                           ----------------------------------
                                                            (Address)

                                           Tax Identification Number:
                                                                     ----------

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received, the undersigned hereby sells, assigns, and transfers unto _________________ the right represented by the within Warrant to purchase
_____________ shares of Common Stock of Oncor, Inc., a Maryland corporation, to which the within Warrant relates, and appoints _________________ Attorney to transfer such right on the books of Oncor, Inc., with full power of substitution the premises.


Dated:
                                             ----------------------------------

                                             (Signature must conform to name of
                                             holder as specified on the face of
                                             the Warrant)

                                             ----------------------------------

                                                              (Address)
Signed in the presence of:


----------------------------

                                                                       EXHIBIT A

                                 PIK STATEMENT

Date:
     -----------------------------------

To:
   ------------------------------------- ("Holder")

Re: 6% Convertible Debenture Due December 30, 2001 ("Debenture") of Oncor, Inc. (the "Company") No. ________, in the face amount of U.S.
          $            .

     In lieu of paying interest on the above-referenced Debenture in coin or currency, the Company hereby elects to pay interest on the Debenture, for the Interest Payment Date indicated below, by having the amount of such interest added to the Outstanding Principal Amount due under the Debenture. The Company hereby certifies to the Holder, its successors and assigns that the Outstanding Principal Amount due under the Debenture after delivery of this PIK Statement equals the amount indicated below. Capitalized terms used in this PIK Statement and not otherwise defined shall have the meaning ascribed thereto in the Debenture.

Interest Payment Date:
                        ----------------------------

Outstanding Principal Amount prior to issuance of   U.S. $
this PIK Statement:
PIK Interest:                                       U.S. $
Outstanding Principal Amount after issuance of      U.S. $
this PIK Statement:

     IN WITNESS WHEREOF, this PIK Statement has been duly executed and delivered on the date first written above.

                                          ONCOR, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                               CONVERSION NOTICE
                         FOR 6% CONVERTIBLE DEBENTURES
                             DUE DECEMBER 30, 2001

     The undersigned, as Holder of the 6% Convertible Debenture Due December 30,
2001 or Oncor, Inc., No.      , in the Outstanding Principal Amount of U.S.
$          (the "Debenture"), hereby irrevocably elects to convert U.S.
$          of the outstanding principal amount of the Debenture and U.S.
$          of interest accrued but unpaid under the Debenture into shares of
Common Stock, par value $.01 per share (the "Common Stock"), of Oncor, Inc. according to the conditions of the Debenture, as of the date written below. Capitalized terms used in this Conversion Notice and not otherwise defined shall have the meaning ascribed thereto in the Debenture.

     Accompanying this Conversion Notice is a Computation Schedule setting forth the determination by the undersigned of the number of shares of Common Stock issuable pursuant to this Conversion Notice.

     [In addition, pursuant to Paragraph 5(d) of the Debenture, the undersigned
hereby elects to purchase           Additional Shares. The purchase price per
share for the Additional Shares, calculated in accordance with Paragraph 5(d), shall be the Conversion Date Market Price set forth on the attachment hereto, or
$          . A wire transfer in the amount of the purchase price for the
Additional Shares shall be initiated to the account of Oncor, Inc. last specified in writing by Oncor, Inc. to the undersigned.(1)]

     The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice [and the Additional Shares] be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No

---------------

     1Right to purchase may only be exercised if the Conversion Date Market Price is equal to or greater than $4.00 (as adjusted), and the Holder may only purchase Additional Shares in an amount up to the number of shares of Common Stock issuable upon conversion of the Debenture.

fee will be charged to the Holder for any conversion [or the purchase of Additional Shares], except for transfer taxes, if any.

                                          Holder:

                                               ---------------------------------

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          Address of Holder:

                                          --------------------------------------

                                          --------------------------------------

                                          Issue Common Stock [and Additional
                                          Shares] to:

                                                 -------------------------------
                                          at:

                                            ------------------------------------

                                          --------------------------------------
                                          Holder Conversion Date

                              COMPUTATION SCHEDULE

I. Calculation of Shares Issuable upon Conversion

(A) PRINCIPAL AMOUNT PLUS INTEREST:

(i) principal amount of Debenture submitted for conversion, plus $
                                                                  ---------
(ii) accrued but unpaid interest on principal amount of
     Debenture submitted for conversion                          $
                                                                  ---------
                                                      Total: (A) $
                                                                  ---------

(B) CONVERSION DATE MARKET PRICE: THE LESSER OF

(i) (a) average market Price for Shares for Common Stock for the five trading days preceding the Holder Conversion
        Date, multiplied by                                       $
                                                                   ---------
    (b) the Applicable Percentage                                 $
                                                                   ---------
                                                                  x        %
                                                                   ---------

                                                              (i) $
                                                                   ---------
(ii) the Maximum Conversion Price                            (ii) $
                                                                   ---------
     CONVERSION DATE MARKET PRICE
     (THE LESSER OF (i) AND (ii)):                            (B) $
                                                                   ---------

     NUMBER OF SHARES OF COMMON STOCK ISSUABLE
     UPON CONVERSION ((A)/(B)):
                                                                   ---------

 II. Number of Additional Shares to be Purchased hereunder

                                                                   ---------
III. Total Purchase Price for Additional Shares
                                                                   ---------